Exhibit 99.3

SOURCEFIRE EMPLOYEE Q&A - JULY 23RD, 2013 ANNOUNCEMENT

For Internal Use Only

FINAL

People-Related Questions

Q: What will happen to the Sourcefire Organization?

A: Martin Roesch, Sourcefire Founder and CTO, will become Vice President and Chief Architect for Cisco’s Security Group, reporting directly to Chris Young. Martin’s extensive experience as a security technologist and executive leader will be instrumental in leading the industry transformation in security and will help ensure the successful integration and operation of the Sourcefire business. The Sourcefire senior management team will be combined with the Cisco management team.

Q: Will my manager change?

A: Cisco will work with the Sourcefire leadership team to plan how to best position the Sourcefire teams within Cisco. We expect that direct managers will remain unchanged for the majority of employees.

Q: How will this impact my job?

A: Cisco acquisitions are as much about people as technology. Our acquisition strategy is based on growth, and the engagement and development of the team are critical components. It will take many team members from Sourcefire and Cisco working together to determine the best plans for integration. During the integration period after close, we will strive for as little disruption of the business operations as possible. Some employees will be requested to participate in integration planning and all of us will need to adapt as we implement consolidated processes and operations. Your commitment to supporting the integration and implementing great solutions for our customers and our business will have a tremendous impact on our success.

Q. Will my title or responsibilities change?

A: Following the close, we expect that for most employees, roles and responsibilities will not change. Going forward, any possible changes in role or title will be based on the needs of the business. Typically, titles of comparable roles vary from company to company; we expect our primary focus to be on the nature of your job responsibility and role – what you actually do in your job. Working with your management team, the job mapping process will help us place you in the right role within the Security Group and Cisco in order to help position you for success in your continued career and provide alignment with your Cisco counterparts. You will receive more information about this process as our integration planning moves forward.

Q: How will my benefits change? When? Will they roll over?

A: Cisco focuses on providing compelling benefits packages for our employees. When you accept Cisco’s job offer or employment agreement (if applicable) and as you onboard to Cisco, you will move to the Cisco benefits package for your country. Country-specific benefits meetings will be scheduled to provide detailed information.

Q: What happens to my stock, RSUs and/or options?

A: Upon close all shares of Sourcefire stock will be cancelled in exchange for the right to receive $76 per share in cash. Vested and unvested Sourcefire RSUs and options held by employees who join Cisco will be converted into Cisco RSUs and options, preserving the “in the money” value of the RSU or option. These Cisco RSUs and options will continue to be subject to the same vesting terms as applied to the Sourcefire RSUs and options prior to their conversion.

Shortly after close, you will be able to view your RSU and/or option detail on a personalized, secure web page. We will also be scheduling an employee stock meeting during that time that specifically addresses questions regarding converted RSUs and options.

Q: What happens to my salary?

A: As a guiding principle, Cisco’s practice is to integrate new employees into our programs as soon as practical after the close of the acquisition. While there may be some differences in compensation and benefits practices and design, generally employees should expect similar total target cash (base and bonus combination) and benefits package offered by Cisco. An employee welcome and orientation package (to be received closer to the estimated closing period) will provide an overview of Cisco compensation and benefits offering.

Q: During the period between now and close, how do you expect us to work together? Should I be working closer with my future Cisco colleagues right away?

A: Before close, the primary focus is to maintain business continuity and keep the momentum of Sourcefire’s business activities. Sourcefire and Cisco employees should continue with their current work and operate business as usual. Until the closing day of the acquisition, due to legal requirements, both Cisco and Sourcefire need to operate separately as two independent companies. Rules of engagement for Sales and other key functions will be provided. All engagement between the companies will be coordinated through the Integration Management Office. The Integration Executives from each company will be confirmed shortly. The team will update you as appropriate on the timing of the close.

Integration Process Questions

Q: What is the process for integrating Sourcefire into Cisco?

A: During the period between announce and close, our leadership teams will work together to align on the most effective approach to bring Sourcefire into Cisco. Sourcefire has built a great business, and we will be very mindful of Sourcefire’s existing business processes as we plan to bring the two companies together. In the short term, our goal is to maintain business continuity while being sensitive to the need to operate as independent entities, due to legal requirements. In the longer term, our goal is to bring the two companies together in a way that delivers the greatest value to our shareholders, employees, customers, and partners.

Working Environment

Q: Will you maintain the Sourcefire headquarters in Columbia, Maryland?

A: Yes. Cisco is committed to expanding its presence in the Columbia, MD and Washington, D.C. area.

Q: What happens to the other Sourcefire work locations outside of Maryland?

A: Cisco and Sourcefire will work closely together to determine the site strategy for sites outside of Sourcefire’s headquarters. In order to foster closer collaboration and innovation, we may co-locate employees. This process will be undertaken in phases to minimize disruption to Sourcefire’s current productivity and minimize impacts to Sourcefire employees and customers. Any site migrations will be conducted in compliance with all local legal and regulatory requirements. You will receive communications once these decisions are finalized.

Q: What is Cisco’s philosophy on work hours and location?

A: Cisco is focused on recruiting and retaining top talent around the globe. We provide a professional environment focused on driving productivity and supporting the needs of our employees. We have a wide variety of capabilities that make it easier for employees to work effectively regardless of their location, including WebEx Meeting and IM, Telepresence, home office solutions and a facility management system that enables all of our employees to access and work in all of our 500+ locations. Each manager is responsible for working with members of their teams to determine the needs of individual work situations to meet the needs of the business.

Q: What is the dress code?

A: Cisco has a wide variety of locations and roles. We empower our employees to determine attire appropriate for the nature of their role, the clients they interact with and the culture of the division and location in which they work.

Q: Will we still get lunch in HQ, VA and MI?

A: Cisco understands the importance employees in these locations place on the lunches currently provided by Sourcefire, and we recognize the challenge the lack of access to a cafeteria presents. We expect to retain this benefit at close and will assess it over time.

Q: Is the Cisco culture different than the Sourcefire culture?

A: Cisco’s acquisition strategy is to acquire companies that have similar values in order to be effective in working together from the start. Through our work with Sourcefire’s leadership team, it is clear that we have similar values, with transparent and collaborative decision-making environments that support our overall corporate strategic direction, employee empowerment, focus on teamwork, technology excellence, and customer-first philosophy.

Additional Questions

Q: Will Cisco retain Snorty?

A: Yes, we love Snorty!

Q: What happens to the existing open source communities?

A: Cisco and Sourcefire are committed to partnering with open source innovation to help protect communities and organizations by continuing to support all open source initiatives, and looking for new ways to advance contributions and development of each.

Q: Will the Sourcefire products become part of the Cisco brand?

A: Yes. Together, Cisco and Sourcefire will bring comprehensive security architecture to the market. As such, it is important that we brand those products in a way our customers recognize as leveraging the best of Cisco and Sourcefire. Upon close of the acquisition, Sourcefire and Cisco will perform work closely to determine the optimal brand approach for our combined portfolio.

Staying Informed

Q: How will I hear about updates as we progress toward close?

A: All updates and other information related to the acquisition and integration will come through Cisco/ Sourcefire leadership team. Updates will also be posted on the Cisco Acquisition Connection (CAC) website for Sourcefire and communicated through the integration team. We will update you as appropriate about developments as we progress toward close. You can expect to receive a link to the CAC website via e-mail within the next several days.

Q: What should I do if I have further questions?

A: Please continue to bring questions to your management team, Human Resources, or ask a question via our HR help queue via hrhelp@sourcefire.com. Additionally, there is an “Ask a Question” button at the top of every page of the Cisco Acquisition Connection (CAC). Click this button, ask your question, and a member of the integration team will respond to you within three business days.

Additional Information and Where to Find It

In connection with the proposed acquisition by Cisco Systems, Inc. (“Cisco”) of Sourcefire, Inc. (“Sourcefire”) pursuant to the terms of an Agreement and Plan of Merger by and among Sourcefire, Cisco, and a wholly-owned subsidiary of Cisco, Sourcefire will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Sourcefire, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Sourcefire’s Investor Relations web site (http://investor.sourcefire.com/) or by directing a request to Sourcefire at: Sourcefire, Inc., 9770 Patuxent Woods Drive, Columbia, MD 21046.

Sourcefire and its officers and directors and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sourcefire’s stockholders with respect to the acquisition. Information about Sourcefire’s executive officers and directors is set forth in the proxy statement for the Sourcefire 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Investors may obtain more detailed information regarding the direct and indirect interests of Sourcefire and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

Forward-Looking Statement

This written communication contains forward-looking statements that involve risks and uncertainties concerning Cisco’s proposed acquisition of Sourcefire, Sourcefire’s expected financial performance, as well as Sourcefire’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of our customers to the transaction; general economic conditions; the possibility that Sourcefire may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Cisco and Sourcefire file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Sourcefire identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Sourcefire is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.